UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): July 18, 2008 (July 16, 2008)

Sona Mobile Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code: (212) 486-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in the Form 8-K filed by Sona Mobile Holdings Corp. (the “Company”) dated June 18, 2008, Shawn Kreloff, Chairman and CEO, and his wife, Victoria Corn (the “Investor”) entered into a Bridge Loan Financing Agreement (the “Agreement”) with Sona Mobile Holdings Corp. (the “Company”) pursuant to which the Investor agreed to lend the Company up to One million Dollars ($1,000,000) by one or two installments under unsecured promissory notes that would be convertible into a subsequent financing by the Company.   Pursuant to the Agreement, on June 17, 2008, Investor funded the $471,750 of the One Million Dollar ($1,000,000) commitment.

The Company believes the commitment for the remaining amount remains valid, although Shawn Kreloff, whom as stated below in Section 5.02 has been placed on administrative leave, has advised the Company that he does not believe he is required to fund the remaining amount.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of July 16, 2008, the Board of Directors have placed Shawn Kreloff on administrative leave from his position as CEO.  Mr. Kreloff will be compensated according to the original terms and conditions of his employment agreement during his leave of absence and will continue to serve as Chairman of the Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: July 18, 2008	By:	/s/ STEPHEN FELLOWS
	Name:	Stephen Fellows
	Title:	Chief Financial Officer